UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, Scripps Networks Interactive, Inc. (the “Company”) amended its employment agreement with John F. Lansing, President, Scripps Networks, which expires on December 31, 2013. The amendment provides that if Mr. Lansing retires prior to the expiration of the agreement by giving at least 90 days advance notice, he will be entitled to receive normal severance and, as additional severance, the amount that he would have earned from the date of termination through the end of 2013. In addition, Mr. Lansing’s 2010 restricted share unit retention award was amended to accelerate the vesting of 40% of the restricted share units subject to the award and to provide that the remainder of the units will vest 1/3 in March 2013, 1/3 in March 2014 and 1/3 in March 2015, but with vesting to accelerate if his employment terminates under circumstances in which he is entitled to receive severance under his employment agreement, as amended.

The foregoing summary of the amendment to Mr. Lansing’s employment agreement is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Employment Agreement between the Company and John F. Lansing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: December 28, 2012	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer and Corporate Secretary

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